UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2011

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On June 9, 2011, Michael D. Hollabaugh resigned as Chief Marketing Officer of Ramtron International Corporation (the “Company”). The Company and Mr. Hollabaugh have agreed that his resignation will constitute a termination of employment as of June 9, 2011. The Company has commenced an executive search for a vice president of marketing and does not plan to name a Chief Marketing Officer for the foreseeable future.

(e) In connection with his resignation, the Company has agreed to pay Mr. Hollabaugh an amount equal to his current salary on his normal payroll schedule, and to continue his current health plan benefits, through October 14th, 2011. The Company also agreed to immediately vest 25,000 shares of restricted stock in connection with a February 15, 2011 grant to Mr. Hollabaugh. The Company and Mr. Hollabaugh also terminated, as of June 9, 2011, Mr. Hollabaugh’s Change in Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer

Eric A. Balzer

Chief Executive Officer

(Principal Executive Officer and

Duly Authorized Officer of the

Registrant)

Dated: June 14, 2011